Exhibit 99.1

Ameris Bancorp Announces Financial Results For Third Quarter 2019

ATLANTA, Oct. 18, 2019 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $21.4 million, or $0.31 per diluted share, for the quarter ended September 30, 2019, compared with $41.4 million, or $0.87 per diluted share, for the quarter ended September 30, 2018. The Company reported adjusted net income of $68.5 million, or $0.98 per diluted share, for the quarter ended September 30, 2019, compared with $43.3 million, or $0.91 per diluted share, for the same period in 2018. Adjusted net income excludes after-tax merger and conversion charges, executive retirement benefits, servicing right valuation adjustments, restructuring charges related to previously announced branch consolidations, gain on bank owned life insurance ("BOLI") proceeds, loss on sale of bank premises and expenses related to hurricanes.

For the year-to-date period ending September 30, 2019, the Company reported net income of $100.2 million, or $1.83 per diluted share, compared with $77.5 million, or $1.85 per diluted share, for the same period in 2018. The Company reported adjusted net income of $156.3 million, or $2.85 per diluted share, for the nine months ended September 30, 2019, compared with $100.3 million, or $2.40 per diluted share, for the same period in 2018. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Our third quarter results were solid. I am proud of our team's focus on integration efforts while also executing the financial strategies as planned. Producing an adjusted ROA of 1.57% while working through the Fidelity integration is a direct reflection of our team's hard work and dedication. These results give us confidence in our ability to make 2020 a success."

Highlights of the Company's results for the third quarter of 2019 include the following:

  Adjusted return on average assets of 1.57%, compared with 1.56% in the second quarter of 2019 and 1.53% in the third quarter of 2018
  Adjusted return on average tangible common equity of 18.95%, compared with 18.79% in the second quarter of 2019 and 20.50% in the third quarter of 2018
  Adjusted efficiency ratio of 57.25%, compared with 53.77% in the second quarter of 2019 and 54.42% in the third quarter of 2018
  Growth in adjusted net income of $25.2 million, representing a 58% increase over the third quarter of 2018
  Organic growth in loans of $282.9 million, or 12.9% annualized
  Improvement in deposit mix such that noninterest bearing deposits represent 29.85% of total deposits, up from 25.42% a year ago
  Annualized net charge-offs of 0.07% of average total loans and 0.09% of average non-purchased loans

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands, except per share data)	2019	2018	2019	2018
Net income available to common shareholders	$21,384	$41,444	$100,193	$77,491

Adjustment items:
Merger and conversion charges	65,158	276	70,690	19,502
Executive retirement benefits	—	962	—	6,419
Restructuring charges	—	229	245	229
Servicing right impairment (recovery)	(1,319)	—	141	—
Financial impact of hurricanes	—	—	(39)	—
Gain on BOLI proceeds	(4,335)	—	(4,335)	—
Loss on sale of premises	889	4	4,608	783
Tax effect of adjustment items	(13,238)	377	(15,167)	(4,113)
After-tax adjustment items	47,155	1,848	56,143	22,820
Adjusted net income	$68,539	$43,292	$156,336	$100,311

Reported net income per diluted share	$0.31	$0.87	$1.83	$1.85
Adjusted net income per diluted share	$0.98	$0.91	$2.85	$2.40

Reported return on average assets	0.49%	1.47%	0.99%	1.12%
Adjusted return on average assets	1.57%	1.53%	1.55%	1.46%

Reported return on average common equity	3.49%	11.78%	7.39%	9.47%
Adjusted return on average tangible common equity	18.95%	20.50%	18.87%	18.47%

Acquisition of Fidelity
On July 1, 2019, the Company completed its acquisition of Fidelity Southern Corporation ("Fidelity"), the parent company of Fidelity Bank, Atlanta, Georgia. Fidelity operated 62 full-service banking locations, 46 of which were located in Georgia and 16 of which were located in Florida. The acquisition further expands the Company's existing Southeastern footprint in the attractive Atlanta market, where the Company is the largest community bank by deposit share after the acquisition. The acquisition added $5.2 billion in total assets, $3.8 billion in total loans and $4.0 billion in total deposits. Ameris Bank relocated its charter to Atlanta simultaneously with the closing of the transaction. On October 1, the Company relocated its corporate headquarters to Atlanta to create consistency with the Bank's relocation. The conversion of Fidelity's systems to the Company's is scheduled to be completed during the fourth quarter of 2019, after which management expects to fully realize operating efficiencies from the acquisition. The Company believes all significant merger and conversion charges have been recorded in the third quarter and no material additional expenses are anticipated going forward related to the Fidelity acquisition.

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the third quarter of 2019 totaled $149.9 million, compared with $102.7 million for the second quarter of 2019 and $100.1 million for third quarter of 2018. The Company's net interest margin was 3.84% for the third quarter of 2019, down from 3.91% reported for the second quarter of 2019 and 3.92% reported for the third quarter of 2018. Accretion income for the third quarter of 2019 increased to $4.2 million, compared with $3.1 million for the second quarter of 2019, and $3.7 million reported for the third quarter of 2018. The linked quarter decrease in net interest margin was primarily attributable to the impact of the Fidelity acquisition and a decrease in the yield on total loans, partially offset by a decrease in deposit costs.

Yields on all loans decreased to 5.16% during the third quarter of 2019, compared with 5.32% for the second quarter of 2019 and increased from 5.12% reported for the third quarter of 2018. Loan production in the banking division during the third quarter of 2019 totaled $1.2 billion, with weighted average yields of 5.08%, compared with $854.7 million and 5.49%, respectively, in the second quarter of 2019 and $467.5 million and 5.51%, respectively, in the third quarter of 2018. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.2 billion during the third quarter of 2019, with weighted average yields of 4.51%, compared with $2.6 billion and 5.20%, respectively, during the second quarter of 2019 and $2.0 billion and 5.37%, respectively, during the third quarter of 2018.

Interest expense during the third quarter of 2019 increased to $39.6 million, compared with $27.4 million in the second quarter of 2019 and $22.1 million in the third quarter of 2018. The Company's total cost of funds moved three basis points lower to 1.07% in the third quarter of 2019 as compared with the second quarter of 2019. Deposit costs also decreased 11 basis points during the third quarter of 2019 to 0.86%, compared with 0.97% in the second quarter of 2019. Costs of interest-bearing deposits decreased during the quarter from 1.34% in the second quarter of 2019 to 1.23% in the third quarter of 2019.

Noninterest Income
Noninterest income in the third quarter of 2019 was $77.0 million, compared with $35.2 million in the second quarter of 2019 and $30.2 million in the third quarter of 2018. The increase for both the linked quarter and year over year is a result of increased service charges and mortgage banking activity. In addition, other noninterest income increased during the quarter because the Company recorded a $4.3 million gain on BOLI proceeds during the quarter, due to the unfortunate death of a former officer of Fidelity.

Service charge revenue increased to $13.4 million in the third quarter of 2019, compared with $12.2 million in the second quarter of 2019 and $12.7 million in the third quarter of 2018 due to the Company's increased number of deposit accounts from organic growth and completion of the Fidelity acquisition. The Fidelity acquisition added $3.6 million in service charge revenue, which was offset by approximately $2.7 million decline in revenue as a result of the Durbin Amendment.

Mortgage banking activity increased to $53.0 million in the third quarter of 2019, compared with $18.5 million for the second quarter of 2019 and $14.1 million for the third quarter of 2018. This increase was a result of the Fidelity acquisition as well as additional growth from the low interest rate environment during the third quarter. Total production in the retail mortgage division increased to $1.8 billion for the third quarter of 2019, compared with $585.1 million for the second quarter of 2019 and $479.1 million for the third quarter of 2018. Gain on sale spreads decreased in the third quarter of 2019 to 2.67% from 3.11% in the linked quarter and 3.00% for the third quarter of 2018. The gain on sale spread during the quarter was impacted by a shift in product mix and the transition of the pricing models through conversion.

Noninterest income from the SBA division increased to $2.8 million in the third quarter of 2019, compared with $1.9 million in the second quarter of 2019 and $1.0 million in the third quarter of 2018. Net income for the division increased over 60% from the second quarter of 2019 and over 83% from the third quarter of 2018 to $2.2 million in the third quarter of 2019.

Noninterest Expense
Noninterest expense increased $111.4 million, or 137.2%, to $192.7 million during the third quarter of 2019, compared with $81.3 million for the second quarter of 2019. During the third quarter of 2019, the Company recorded $66.0 million of charges to earnings, the majority of which was related to merger and conversion activity and loss on sale of premises, compared with $6.3 million in charges in the second quarter of 2019 that were related principally to merger and conversion activity and loss on sale of premises. Excluding these charges, adjusted expenses increased approximately $51.7 million, or 69.0%, to $126.7 million in the third quarter of 2019, from $74.9 million in the second quarter of 2019. The majority of this increase is attributable to the acquisition of Fidelity and variable expenses related to increased mortgage production. The Company continues to focus on its operating efficiency ratio. The Company's adjusted efficiency ratio increased from 54.42% in the third quarter of 2018 and 53.77% in the second quarter of 2019 to 57.25% in the third quarter of 2019.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2019 was 21.0%, compared with 23.7% in the second quarter of 2019 and 24.3% for the third quarter of 2018. The decreased rate for the third quarter of 2019 was attributable to a non-taxable gain on BOLI proceeds and a reduction in the Florida corporate income tax rate partially offset by certain non-deductible merger expenses.

Balance Sheet Trends
Total assets at September 30, 2019 were $17.8 billion, compared with $11.4 billion at December 31, 2018. Total loans, including loans held for sale, purchased loans and purchased loan pools, were $14.01 billion at September 30, 2019, compared with $8.62 billion at December 31, 2018. Strong loan production in the second and third quarters of 2019 helped offset the impact of strategic runoff of certain acquired portfolios and early paydowns and payoffs experienced during the first quarter of 2019. Loan production in the banking division during the third quarter of 2019 was 37% higher than the second quarter of 2019 and was 151% higher than the third quarter of 2018.

At September 30, 2019, total deposits amounted to $13.66 billion, or 90.1% of total funding, compared with $9.65 billion and 97.4%, respectively, at December 31, 2018. The increase in total deposits in the third quarter was materially impacted by the Company's acquisition of Fidelity. Excluding the acquisition, deposits increased $33.9 million, or 1.4% annualized, in the third quarter. At September 30, 2019, noninterest-bearing deposit accounts were $4.08 billion, or 29.9% of total deposits, compared with $2.52 billion, or 26.1% of total deposits, at December 31, 2018. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $6.84 billion at September 30, 2019, compared with $4.60 billion at December 31, 2018. These funds represented 50.1% of the Company's total deposits at September 30, 2019, compared with 47.6% at the end of 2018.

Shareholders' equity at September 30, 2019 totaled $2.42 billion, an increase of $964.4 million, or 66.2%, from December 31, 2018. The increase in shareholders' equity was primarily the result of the issuance of shares of common stock in the Company's acquisition of Fidelity plus earnings of $100.2 million during the first nine months of 2019, offset by dividends declared of $19.9 million and treasury stock purchases of $11.6 million. Tangible book value per share was $20.29 at September 30, 2019, up from $18.83 at December 31, 2018. Tangible common equity as a percentage of tangible assets was 8.43% at September 30, 2019, compared with 8.22% at the end of the 2018.

Credit Quality
Credit quality remains strong in the Company. During the third quarter of 2019, the Company recorded provision for loan loss expense of $6.0 million, compared with $4.7 million in the second quarter of 2019. Nonperforming assets as a percentage of total assets increased by 22 basis points to 0.73% during the quarter. The increase in nonperforming assets is primarily as result of the Fidelity acquisition. The net charge-off ratio for non-purchased loans was nine basis points for the third quarter of 2019, compared with 11 basis points in the second quarter of 2019 and 44 basis points in the third quarter of 2018.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time today (October 18, 2019) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until November 1, 2019. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10135304. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 172 locations in Georgia, Alabama, Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals, and including statements about the benefits of the merger between the Company and Fidelity. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of the Company and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected following the parties' merger; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2019	2019	2019	2018	2018	2019	2018

EARNINGS
Net income	$21,384	$38,904	$39,905	$43,536	$41,444	$100,193	$77,491
Adjusted net income	$68,539	$45,210	$42,587	$45,897	$43,292	$156,336	$100,311

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.31	$0.82	$0.84	$0.92	$0.87	$1.83	$1.86
Diluted	$0.31	$0.82	$0.84	$0.91	$0.87	$1.83	$1.85
Adjusted diluted EPS	$0.98	$0.96	$0.90	$0.96	$0.91	$2.85	$2.40
Cash dividends per share	$0.15	$0.10	$0.10	$0.10	$0.10	$0.35	$0.30
Book value per share (period end)	$34.78	$32.52	$31.43	$30.66	$29.58	$34.78	$29.58
Tangible book value per share (period end)	$20.29	$20.81	$19.73	$18.83	$17.78	$20.29	$17.78
Weighted average number of shares
Basic	69,372,125	47,310,561	47,366,296	47,501,150	47,514,653	54,762,216	41,672,792
Diluted	69,600,499	47,337,809	47,456,314	47,593,252	47,685,334	54,883,122	41,844,900
Period end number of shares	69,593,833	47,261,584	47,585,309	47,499,941	47,496,966	69,593,833	47,496,966
Market data
High intraday price	$40.65	$39.60	$42.01	$47.25	$54.35	$42.01	$59.05
Low intraday price	$33.71	$33.57	$31.27	$29.97	$45.15	$31.27	$45.15
Period end closing price	$40.24	$39.19	$34.35	$31.67	$45.70	$40.24	$45.70
Average daily volume	461,289	352,684	387,800	375,773	382,622	401,050	291,061

PERFORMANCE RATIOS
Return on average assets	0.49%	1.34%	1.42%	1.53%	1.47%	0.99%	1.12%
Adjusted return on average assets	1.57%	1.56%	1.51%	1.61%	1.53%	1.55%	1.46%
Return on average common equity	3.49%	10.27%	10.95%	12.09%	11.78%	7.39%	9.47%
Adjusted return on average tangible common equity	18.95%	18.79%	18.82%	20.95%	20.50%	18.87%	18.47%
Earning asset yield (TE)	4.86%	4.95%	4.95%	4.81%	4.78%	4.91%	4.67%
Total cost of funds	1.07%	1.10%	1.05%	0.94%	0.90%	1.07%	0.78%
Net interest margin (TE)	3.84%	3.91%	3.95%	3.91%	3.92%	3.89%	3.93%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	28.89%	21.27%	19.59%	19.75%	19.77%	24.27%	23.06%
Efficiency ratio	85.35%	59.36%	57.95%	58.30%	56.00%	70.89%	65.66%
Adjusted efficiency ratio (TE)	57.25%	53.77%	55.12%	54.10%	54.42%	55.70%	57.02%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.63%	12.93%	12.83%	12.73%	12.29%	13.63%	12.29%
Tangible common equity to tangible assets	8.43%	8.68%	8.46%	8.22%	7.77%	8.43%	7.77%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.43%	8.68%	8.46%	8.22%	7.77%	8.43%	7.77%
Effect of goodwill and other intangibles	5.20%	4.25%	4.37%	4.51%	4.52%	5.20%	4.52%
Equity to assets (GAAP)	13.63%	12.93%	12.83%	12.73%	12.29%	13.63%	12.29%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,001	1,336	1,343	1,370	1,432	2,001	1,432
Retail Mortgage Division	785	348	328	332	317	785	317
Warehouse Lending Division	9	10	9	8	8	9	8
SBA Division	45	21	22	22	23	45	23
Premium Finance Division	66	62	64	72	67	66	67
Total Ameris Bancorp FTE headcount	2,906	1,777	1,766	1,804	1,847	2,906	1,847

Assets per Banking Division FTE	$8,878	$8,889	$8,679	$8,353	$7,981	$8,878	$7,981
Branch locations	172	114	114	125	125	172	125
Deposits per branch location	$79,416	$84,056	$85,973	$77,195	$73,451	$79,416	$73,451

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2019	2019	2019	2018	2018	2019	2018

Interest income
Interest and fees on loans	$175,046	$117,010	$112,401	$111,749	$110,470	$404,457	$266,460
Interest on taxable securities	11,354	9,383	9,043	8,686	8,792	29,780	20,320
Interest on nontaxable securities	168	102	156	195	204	426	705
Interest on deposits in other banks	1,622	2,276	3,150	1,964	1,581	7,048	3,020
Interest on federal funds sold	171	257	179	155	72	607	72
Total interest income	188,361	129,028	124,929	122,749	121,119	442,318	290,577

Interest expense
Interest on deposits	29,425	23,454	21,684	18,858	15,630	74,563	30,196
Interest on other borrowings	10,167	3,923	3,850	4,337	6,451	17,940	16,543
Total interest expense	39,592	27,377	25,534	23,195	22,081	92,503	46,739

Net interest income	148,769	101,651	99,395	99,554	99,038	349,815	243,838
Provision for loan losses	5,989	4,668	3,408	3,661	2,095	14,065	13,006
Net interest income after provision for loan losses	142,780	96,983	95,987	95,893	96,943	335,750	230,832

Noninterest income
Service charges on deposits accounts	13,411	12,168	11,646	12,597	12,690	37,225	33,531
Mortgage banking activity	53,041	18,523	14,677	11,883	14,082	86,241	41,771
Other service charges, commissions and fees	1,236	803	789	824	820	2,828	2,236
Gain (loss) on securities	4	69	66	1	48	139	(38)
Other noninterest income	9,301	3,673	3,593	5,165	2,531	16,567	10,442
Total noninterest income	76,993	35,236	30,771	30,470	30,171	143,000	87,942

Noninterest expense
Salaries and employee benefits	77,633	38,331	38,332	38,969	38,414	154,296	110,163
Occupancy and equipment expenses	12,639	7,834	8,204	7,945	8,598	28,677	21,186
Data processing and telecommunications expenses	10,372	8,388	8,391	8,293	8,518	27,151	22,092
Credit resolution related expenses(1)	1,094	979	911	1,174	1,248	2,984	2,842
Advertising and marketing expenses	1,949	1,987	1,741	1,633	1,453	5,677	3,938
Amortization of intangible assets	5,719	3,121	3,132	3,650	2,676	11,972	5,862
Merger and conversion charges	65,158	3,475	2,057	997	276	70,690	19,502
Other noninterest expenses	18,133	17,136	12,657	13,149	11,170	47,926	32,252
Total noninterest expense	192,697	81,251	75,425	75,810	72,353	349,373	217,837

Income before income tax expense	27,076	50,968	51,333	50,553	54,761	129,377	100,937
Income tax expense	5,692	12,064	11,428	7,017	13,317	29,184	23,446
Net income	$21,384	$38,904	$39,905	$43,536	$41,444	$100,193	$77,491

Diluted earnings per common share	$0.31	$0.82	$0.84	$0.91	$0.87	$1.83	$1.85

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2019	2019	2019	2018	2018

Assets
Cash and due from banks	$193,976	$151,186	$144,801	$172,036	$158,453
Federal funds sold and interest-bearing deposits in banks	285,713	186,969	712,199	507,491	470,804
Time deposits in other banks	499	748	7,371	10,812	11,558
Investment securities available for sale, at fair value	1,491,207	1,273,244	1,234,435	1,192,423	1,162,570
Other investments	66,921	32,481	15,157	14,455	35,929
Loans held for sale, at fair value	1,187,551	261,073	112,070	111,298	130,179

Loans	7,208,816	6,522,448	5,756,358	5,660,457	5,543,306
Purchased loans	5,388,336	2,286,425	2,472,271	2,588,832	2,711,460
Purchased loan pools	229,132	240,997	253,710	262,625	274,752
Loans, net of unearned income	12,826,284	9,049,870	8,482,339	8,511,914	8,529,518
Allowance for loan losses	(35,530)	(31,793)	(28,659)	(28,819)	(28,116)
Loans, net	12,790,754	9,018,077	8,453,680	8,483,095	8,501,402

Other real estate owned	4,925	5,169	6,014	7,218	9,375
Purchased other real estate owned	15,785	9,506	10,857	9,535	7,692
Total other real estate owned	20,710	14,675	16,871	16,753	17,067

Premises and equipment, net	239,428	141,378	141,698	145,410	145,885
Goodwill	911,488	501,140	501,308	503,434	505,604
Other intangible assets, net	97,328	52,437	55,557	58,689	54,729
Cash value of bank owned life insurance	174,442	105,064	104,597	104,096	103,588
Deferred income taxes, net	22,111	30,812	33,295	35,126	38,217
Other assets	282,149	120,052	123,236	88,397	93,009
Total assets	$17,764,277	$11,889,336	$11,656,275	$11,443,515	$11,428,994

Liabilities
Deposits
Noninterest-bearing	$4,077,856	$2,771,443	$2,753,173	$2,520,016	$2,333,992
Interest-bearing	9,581,738	6,810,927	7,047,702	7,129,297	6,847,371
Total deposits	13,659,594	9,582,370	9,800,875	9,649,313	9,181,363
Federal funds purchased and securities sold under agreements to repurchase	17,744	3,307	4,259	20,384	14,071
Other borrowings	1,351,172	564,636	151,454	151,774	656,831
Subordinated deferrable interest debentures	127,075	89,871	89,529	89,187	88,986
FDIC loss-share payable, net	19,490	20,596	18,834	19,487	18,740
Other liabilities	168,479	91,435	95,740	57,023	64,026
Total liabilities	15,343,554	10,352,215	10,160,691	9,987,168	10,024,017

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,447	49,099	49,126	49,015	49,012
Capital stock	1,904,789	1,053,500	1,053,190	1,051,584	1,050,752
Retained earnings	457,127	446,182	412,005	377,135	338,350
Accumulated other comprehensive income (loss), net of tax	15,482	16,462	(1,178)	(4,826)	(16,576)
Treasury stock	(28,122)	(28,122)	(17,559)	(16,561)	(16,561)
Total shareholders' equity	2,420,723	1,537,121	1,495,584	1,456,347	1,404,977
Total liabilities and shareholders' equity	$17,764,277	$11,889,336	$11,656,275	$11,443,515	$11,428,994

Other Data
Earning assets	$15,858,175	$10,804,385	$10,563,571	$10,348,393	$10,340,558
Intangible assets	1,008,816	553,577	556,865	562,123	560,333
Interest-bearing liabilities	11,077,729	7,468,741	7,292,944	7,390,642	7,607,259
Average assets	17,340,387	11,625,344	11,423,677	11,307,980	11,204,504
Average common shareholders' equity	2,432,182	1,519,598	1,478,462	1,428,341	1,395,479

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

Allowance for Loan Losses
Balance at beginning of period	$31,793	$28,659	$28,819	$28,116	$31,532	$28,819	$25,791

Provision for loan losses	5,989	4,668	3,408	3,661	2,095	14,065	13,006

Charge-offs	5,249	3,496	5,379	4,430	8,112	14,124	16,701
Recoveries	2,997	1,962	1,811	1,472	2,601	6,770	6,020
Net charge-offs (recoveries)	2,252	1,534	3,568	2,958	5,511	7,354	10,681

Ending balance	$35,530	$31,793	$28,659	$28,819	$28,116	$35,530	$28,116

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$1,578	$1,338	$2,004	$2,489	$6,121	$4,920	$11,314
Real estate - construction and development	—	222	25	7	265	247	285
Real estate - commercial and farmland	14	100	1,253	169	27	1,367	169
Real estate - residential	20	40	20	76	293	80	695
Consumer installment	1,195	1,126	1,893	1,465	923	4,214	2,724
Purchased loans	2,442	670	184	224	483	3,296	1,514
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	5,249	3,496	5,379	4,430	8,112	14,124	16,701

Recoveries
Commercial, financial and agricultural	845	742	1,065	927	939	2,652	2,842
Real estate - construction and development	2	19	1	3	1	22	117
Real estate - commercial and farmland	—	4	4	7	134	8	169
Real estate - residential	49	133	104	91	44	286	255
Consumer installment	269	242	164	137	178	675	362
Purchased loans	1,832	822	473	307	1,305	3,127	2,275
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	2,997	1,962	1,811	1,472	2,601	6,770	6,020

Net charge-offs (recoveries)	$2,252	$1,534	$3,568	$2,958	$5,511	$7,354	$10,681

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$21,739	$18,129	$17,633	$17,952	$15,986	$21,739	$15,986
Nonaccrual purchased loans	78,762	23,350	23,846	24,107	27,764	78,762	27,764
Nonaccrual purchased loan pools	—	—	400	—	4,696	—	4,696
Other real estate owned	4,925	5,169	6,014	7,218	9,375	4,925	9,375
Purchased other real estate owned	15,785	9,506	10,857	9,535	7,692	15,785	7,692
Repossessed assets	1,258	—	—	—	—	1,258	—
Accruing loans delinquent 90 days or more (excluding purchased loans)	5,836	4,439	3,676	4,222	2,863	5,836	2,863
Accruing purchased loans delinquent 90 days or more	489	174	—	—	—	489	—
Total non-performing assets	$128,794	$60,767	$62,426	$63,034	$68,376	$128,794	$68,376

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.73%	0.51%	0.54%	0.55%	0.60%	0.73%	0.60%
Net charge-offs as a percent of average loans (annualized)	0.07%	0.07%	0.17%	0.14%	0.26%	0.10%	0.20%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.09%	0.11%	0.27%	0.21%	0.44%	0.15%	0.29%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2019	2019	2019	2018	2018

Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,781,237	$1,648,190	$1,382,907	$1,316,359	$1,422,152
Real estate - construction and development	947,371	788,409	676,563	671,198	641,830
Real estate - commercial and farmland	2,152,528	2,046,347	1,894,937	1,814,529	1,804,265
Real estate - residential	1,866,128	1,589,646	1,365,482	1,403,000	1,275,201
Consumer installment	461,552	449,856	436,469	455,371	399,858
Total legacy loans	$7,208,816	$6,522,448	$5,756,358	$5,660,457	$5,543,306
Purchased loans
Commercial, financial and agricultural	$385,355	$252,621	$327,972	$372,686	$413,365
Real estate - construction and development	521,324	315,141	239,413	227,900	219,882
Real estate - commercial and farmland	2,057,384	1,135,866	1,280,515	1,337,859	1,399,174
Real estate - residential	1,285,096	558,458	597,735	623,199	649,352
Consumer installment	1,139,177	24,339	26,636	27,188	29,687
Total purchased loans	$5,388,336	$2,286,425	$2,472,271	$2,588,832	$2,711,460
Purchased loan pools
Real estate - residential	$229,132	$240,997	$253,710	$262,625	$274,752
Total purchased loan pools	$229,132	$240,997	$253,710	$262,625	$274,752
Total loan portfolio
Commercial, financial and agricultural	$2,166,592	$1,900,811	$1,710,879	$1,689,045	$1,835,517
Real estate - construction and development	1,468,695	1,103,550	915,976	899,098	861,712
Real estate - commercial and farmland	4,209,912	3,182,213	3,175,452	3,152,388	3,203,439
Real estate - residential	3,380,356	2,389,101	2,216,927	2,288,824	2,199,305
Consumer installment	1,600,729	474,195	463,105	482,559	429,545
Total loans	$12,826,284	$9,049,870	$8,482,339	$8,511,914	$8,529,518

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$649	$300	$116	$256	$180
Real estate - construction and development	69	138	142	145	384
Real estate - commercial and farmland	2,788	2,911	2,954	2,863	3,817
Real estate - residential	9,915	9,593	8,240	6,043	6,558
Consumer installment	9	10	11	16	4
Total accruing troubled debt restructurings	$13,430	$12,952	$11,463	$9,323	$10,943
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$119	$135	$138	$138	$208
Real estate - construction and development	1	2	2	2	6
Real estate - commercial and farmland	530	576	450	426	306
Real estate - residential	925	791	832	1,119	742
Consumer installment	66	65	63	69	92
Total nonaccrual troubled debt restructurings	$1,641	$1,569	$1,485	$1,754	$1,354
Total troubled debt restructurings (excluding purchased loans)	$15,071	$14,521	$12,948	$11,077	$12,297

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2019	2019	2019	2018	2018

Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$533,058	$543,786	$540,646	$542,164	$550,020
Grade 2 - Strong credit	748,511	730,621	587,622	523,101	645,612
Grade 3 - Good credit	3,196,744	2,801,373	2,372,115	2,408,128	2,289,584
Grade 4 - Satisfactory credit	2,503,781	2,225,083	2,088,813	2,047,688	1,939,518
Grade 5 - Fair credit	135,179	139,936	87,785	59,054	40,041
Grade 6 - Other assets especially mentioned	40,571	34,414	32,949	35,118	41,125
Grade 7 - Substandard	50,956	47,232	46,428	45,204	37,406
Grade 8 - Doubtful	14	—	—	—	—
Grade 9 - Loss	2	3	—	—	—
Total legacy loans	$7,208,816	$6,522,448	$5,756,358	$5,660,457	$5,543,306
Purchased loans
Grade 1 - Prime credit	$80,223	$78,248	$80,682	$90,775	$54,840
Grade 2 - Strong credit	108,107	81,069	84,904	84,617	132,454
Grade 3 - Good credit	2,660,700	787,052	677,718	656,289	463,307
Grade 4 - Satisfactory credit	2,242,239	1,176,182	1,428,353	1,586,377	1,828,090
Grade 5 - Fair credit	117,245	71,293	90,391	63,613	133,653
Grade 6 - Other assets especially mentioned	73,664	29,661	38,599	30,448	35,676
Grade 7 - Substandard	106,158	62,920	71,618	76,713	63,440
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	6	—	—
Total purchased loans	$5,388,336	$2,286,425	$2,472,271	$2,588,832	$2,711,460
Purchased loan pools
Grade 3 - Good credit	$229,132	$240,997	$253,310	$262,625	$270,056
Grade 7 - Substandard	—	—	400	—	4,696
Total purchased loan pools	$229,132	$240,997	$253,710	$262,625	$274,752

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

Earning Assets
Federal funds sold	$28,459	$41,683	$31,291	$28,755	$15,074	$33,800	$5,150
Interest-bearing deposits in banks	324,127	341,937	467,379	373,068	283,604	377,290	196,145
Time deposits in other banks	548	3,792	10,221	10,961	11,557	4,818	3,979
Investment securities - taxable	1,514,534	1,233,297	1,186,896	1,138,981	1,117,517	1,312,776	912,820
Investment securities - nontaxable	23,759	15,288	24,136	29,962	31,641	21,060	35,512
Other investments	53,712	15,830	14,532	18,494	36,067	28,168	37,733
Loans held for sale	856,572	154,707	101,521	129,664	151,396	373,699	143,848
Loans	7,514,821	6,370,860	5,867,037	5,819,684	5,703,921	6,587,916	5,277,108
Purchased loans	4,927,839	2,123,754	2,359,280	2,402,610	2,499,393	3,148,726	1,483,029
Purchased loan pools	234,403	245,947	257,661	268,568	287,859	245,918	307,718
Total Earning Assets	$15,478,774	$10,547,095	$10,319,954	$10,220,747	$10,138,029	$12,134,171	$8,403,042

Deposits
Noninterest-bearing deposits	$4,040,592	$2,723,843	$2,545,043	$2,570,783	$2,320,851	$3,108,638	$2,027,145
NOW accounts	2,049,175	1,506,721	1,553,988	1,546,939	1,567,111	1,705,108	1,406,434
MMDA	3,815,185	2,655,108	2,677,015	2,590,194	2,440,086	3,053,272	2,122,138
Savings accounts	661,555	405,506	399,089	401,836	423,449	489,678	332,817
Retail CDs	2,804,243	1,962,422	1,892,138	1,832,529	1,722,987	2,222,942	1,269,586
Brokered CDs	150,176	486,292	510,301	510,663	487,686	380,937	169,059
Total Deposits	13,520,926	9,739,892	9,577,574	9,452,944	8,962,170	10,960,575	7,327,179
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	19,914	3,213	15,879	14,670	12,529	13,017	16,036
FHLB advances	810,384	22,390	6,257	101,337	513,460	282,622	529,917
Other borrowings	220,918	145,453	145,473	145,494	145,513	170,891	102,713
Subordinated deferrable interest debentures	133,519	89,686	89,343	89,135	88,801	104,345	86,874
Total Non-Deposit Funding	1,184,735	260,742	256,952	350,636	760,303	570,875	735,540
Total Funding	$14,705,661	$10,000,634	$9,834,526	$9,803,580	$9,722,473	$11,531,450	$8,062,719

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

Interest Income
Federal funds sold	$171	$257	$179	$155	$72	$607	$72
Interest-bearing deposits in banks	1,620	2,260	3,099	1,906	1,520	6,979	2,959
Time deposits in other banks	2	16	51	58	61	69	61
Investment securities - taxable	11,354	9,383	9,043	8,686	8,792	29,780	20,320
Investment securities - nontaxable (TE)	213	129	197	247	258	539	892
Loans held for sale	7,889	1,632	1,152	1,618	1,566	10,673	4,091
Loans (TE)	108,839	87,412	77,322	73,594	73,178	273,573	195,857
Purchased loans	57,661	27,154	33,011	35,413	34,692	117,826	62,584
Purchased loan pools	1,739	1,847	1,933	2,151	2,059	5,519	6,750
Total Earning Assets	$189,488	$130,090	$125,987	$123,828	$122,198	$445,565	$293,586

Accretion income (included above)	$4,222	$3,103	$2,883	$4,077	$3,656	$10,208	$7,752

Interest Expense
Interest-Bearing Deposits
NOW accounts	$2,843	$2,260	$2,109	$1,736	$1,142	$7,212	$3,237
MMDA	12,593	9,488	9,047	7,991	5,885	31,128	13,364
Savings accounts	274	85	77	83	82	436	183
Retail CDs	12,905	8,585	7,330	5,858	5,470	28,820	10,293
Brokered CDs	810	3,036	3,121	3,190	3,051	6,967	3,119
Total Interest-Bearing Deposits	29,425	23,454	21,684	18,858	15,630	74,563	30,196
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	32	2	11	5	4	45	18
FHLB advances	4,618	141	44	568	2,745	4,803	7,585
Other borrowings	3,332	2,210	2,227	2,222	2,180	7,769	4,634
Subordinated deferrable interest debentures	2,185	1,570	1,568	1,542	1,522	5,323	4,306
Total Non-Deposit Funding	10,167	3,923	3,850	4,337	6,451	17,940	16,543
Total Interest-Bearing Funding	$39,592	$27,377	$25,534	$23,195	$22,081	$92,503	$46,739

Net Interest Income (TE)	$149,896	$102,713	$100,453	$100,633	$100,117	$353,062	$246,847

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2019	2019	2019	2018	2018	2019	2018

Earning Assets
Federal funds sold	2.38%	2.47%	2.32%	2.14%	1.89%	2.40%	1.87%
Interest-bearing deposits in banks	1.98%	2.65%	2.69%	2.03%	2.13%	2.47%	2.02%
Time deposits in other banks	1.45%	1.69%	2.02%	2.10%	2.09%	1.91%	2.05%
Investment securities - taxable	2.97%	3.05%	3.09%	3.03%	3.12%	3.03%	2.98%
Investment securities - nontaxable (TE)	3.56%	3.38%	3.31%	3.27%	3.24%	3.42%	3.36%
Loans held for sale	3.65%	4.23%	4.60%	4.95%	4.10%	3.82%	3.80%
Loans (TE)	5.75%	5.50%	5.34%	5.02%	5.09%	5.55%	4.96%
Purchased loans	4.64%	5.13%	5.67%	5.85%	5.51%	5.00%	5.64%
Purchased loan pools	2.94%	3.01%	3.04%	3.18%	2.84%	3.00%	2.93%
Total Earning Assets	4.86%	4.95%	4.95%	4.81%	4.78%	4.91%	4.67%

Interest-Bearing Deposits
NOW accounts	0.55%	0.60%	0.55%	0.45%	0.29%	0.57%	0.31%
MMDA	1.31%	1.43%	1.37%	1.22%	0.96%	1.36%	0.84%
Savings accounts	0.16%	0.08%	0.08%	0.08%	0.08%	0.12%	0.07%
Retail CDs	1.83%	1.75%	1.57%	1.27%	1.26%	1.73%	1.08%
Brokered CDs	2.14%	2.50%	2.48%	2.48%	2.48%	2.45%	2.47%
Total Interest-Bearing Deposits	1.23%	1.34%	1.25%	1.09%	0.93%	1.27%	0.76%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.64%	0.25%	0.28%	0.14%	0.13%	0.46%	0.15%
FHLB advances	2.26%	2.53%	2.85%	2.22%	2.12%	2.27%	1.91%
Other borrowings	5.98%	6.09%	6.21%	6.06%	5.94%	6.08%	6.03%
Subordinated deferrable interest debentures	6.49%	7.02%	7.12%	6.86%	6.80%	6.82%	6.63%
Total Non-Deposit Funding	3.40%	6.03%	6.08%	4.91%	3.37%	4.20%	3.01%
Total Interest-Bearing Liabilities	1.47%	1.51%	1.42%	1.27%	1.18%	1.47%	1.04%

Net Interest Spread	3.39%	3.44%	3.53%	3.54%	3.60%	3.44%	3.63%

Net Interest Margin(2)	3.84%	3.91%	3.95%	3.91%	3.92%	3.89%	3.93%

Total Cost of Funds(3)	1.07%	1.10%	1.05%	0.94%	0.90%	1.07%	0.78%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2019	2019	2019	2018	2018	2019	2018
Net income available to common shareholders	$21,384	$38,904	$39,905	$43,536	$41,444	$100,193	$77,491

Adjustment items:
Merger and conversion charges	65,158	3,475	2,057	997	276	70,690	19,502
Executive retirement benefits	—	—	—	2,005	962	—	6,419
Restructuring charges	—	—	245	754	229	245	229
Servicing right impairment (recovery)	(1,319)	1,460	—	—	—	141	—
Gain on BOLI proceeds	(4,335)	—	—	—	—	(4,335)	—
Financial impact of hurricanes	—	50	(89)	882	—	(39)	—
Loss on sale of premises	889	2,800	919	250	4	4,608	783
Tax effect of adjustment items (Note 1)	(13,238)	(1,479)	(450)	(810)	377	(15,167)	(4,113)
After tax adjustment items	47,155	6,306	2,682	4,078	1,848	56,143	22,820

Reduction in state tax expense accrued in prior year net of federal tax impact	—	—	—	(1,717)	—	—	—

Adjusted net income	$68,539	$45,210	$42,587	$45,897	$43,292	$156,336	$100,311

Weighted average number of shares - diluted	69,600,499	47,337,809	47,456,314	47,593,252	47,685,334	54,883,122	41,844,900
Net income per diluted share	$0.31	$0.82	$0.84	$0.91	$0.87	$1.83	$1.85
Adjusted net income per diluted share	$0.98	$0.96	$0.90	$0.96	$0.91	$2.85	$2.40

Average assets	$17,340,387	$11,625,344	$11,423,677	$11,307,980	$11,204,504	$13,483,044	$9,217,174
Return on average assets	0.49%	1.34%	1.42%	1.53%	1.47%	0.99%	1.12%
Adjusted return on average assets	1.57%	1.56%	1.51%	1.61%	1.53%	1.55%	1.46%

Average common equity	$2,432,182	$1,519,598	$1,478,462	$1,428,341	$1,395,479	$1,813,575	$1,094,233
Average tangible common equity	$1,434,829	$964,841	$917,876	$869,201	$837,914	$1,107,743	$726,163
Return on average common equity	3.49%	10.27%	10.95%	12.09%	11.78%	7.39%	9.47%
Adjusted return on average tangible common equity	18.95%	18.79%	18.82%	20.95%	20.50%	18.87%	18.47%

Note 1: A portion of the merger and conversion charges for all periods and the 2Q18 executive retirement benefits are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018
Adjusted Noninterest Expense
Total noninterest expense	$192,697	$81,251	$75,425	$75,810	$72,353	$349,373	$217,837
Adjustment items:
Merger and conversion charges	(65,158)	(3,475)	(2,057)	(997)	(276)	(70,690)	(19,502)
Executive retirement benefits	—	—	—	(2,005)	(962)	—	(6,419)
Restructuring charges	—	—	(245)	(754)	(229)	(245)	(229)
Financial impact of hurricanes	—	(50)	89	(882)	—	39	—
Loss on sale of premises	(889)	(2,800)	(919)	(250)	(4)	(4,608)	(783)
Adjusted noninterest expense	$126,650	$74,926	$72,293	$70,922	$70,882	$273,869	$190,904

Total Revenue
Net interest income	$148,769	$101,651	$99,395	$99,554	$99,038	$349,815	$243,838
Noninterest income	76,993	35,236	30,771	30,470	30,171	143,000	87,942
Total revenue	$225,762	$136,887	$130,166	$130,024	$129,209	$492,815	$331,780

Adjusted Total Revenue
Net interest income (TE)	$149,896	$102,713	$100,453	$100,633	$100,117	$353,062	$246,847
Noninterest income	76,993	35,236	30,771	30,470	30,171	143,000	87,942
Total revenue (TE)	226,889	137,949	131,224	131,103	130,288	496,062	334,789
Adjustment items:
(Gain) loss on securities	(4)	(69)	(66)	(1)	(48)	(139)	38
Gain on BOLI proceeds	(4,335)	—	—	—	—	(4,335)	—
Servicing right impairment (recovery)	(1,319)	1,460	—	—	—	141	—
Adjusted total revenue (TE)	$221,231	$139,340	$131,158	$131,102	$130,240	$491,729	$334,827

Efficiency ratio	85.35%	59.36%	57.95%	58.30%	56.00%	70.89%	65.66%
Adjusted efficiency ratio (TE)	57.25%	53.77%	55.12%	54.10%	54.42%	55.70%	57.02%

Tangible Book Value Per Share						Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2019	2019	2019	2018	2018	2019	2018
Total shareholders' equity	$2,420,723	$1,537,121	$1,495,584	$1,456,347	$1,404,977	$2,420,723	$1,404,977
Less:
Goodwill	911,488	501,140	501,308	503,434	505,604	911,488	505,604
Other intangibles, net	97,328	52,437	55,557	58,689	54,729	97,328	54,729
Total tangible shareholders' equity	$1,411,907	$983,544	$938,719	$894,224	$844,644	$1,411,907	$844,644

Period end number of shares	69,593,833	47,261,584	47,585,309	47,499,941	47,496,966	69,593,833	47,496,966
Book value per share (period end)	$34.78	$32.52	$31.43	$30.66	$29.58	$34.78	$29.58
Tangible book value per share (period end)	$20.29	$20.81	$19.73	$18.83	$17.78	$20.29	$17.78

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

Banking Division
Net interest income	$124,262	$84,755	$85,039	$84,399	$84,041	$294,056	$201,159
Provision for loan losses	3,549	2,306	2,058	1,603	1,229	7,913	2,883
Noninterest income	21,173	14,830	14,370	15,784	16,524	50,373	42,910
Noninterest expense
Salaries and employee benefits	39,794	24,228	27,932	25,882	26,120	91,954	74,834
Occupancy and equipment expenses	10,750	7,034	7,281	7,080	7,871	25,065	19,032
Data processing and telecommunications expenses	9,551	7,635	7,592	7,522	7,589	24,778	19,504
Other noninterest expenses	87,059	22,728	16,956	17,310	13,461	126,743	54,478
Total noninterest expense	147,154	61,625	59,761	57,794	55,041	268,540	167,848
Income before income tax expense	(5,268)	35,654	37,590	40,786	44,295	67,976	73,338
Income tax expense (benefit)	(1,269)	8,691	8,775	5,493	11,156	16,197	18,114
Net income (loss)	$(3,999)	$26,963	$28,815	$35,293	$33,139	$51,779	$55,224

Retail Mortgage Division
Net interest income	$13,009	$7,567	$5,753	$7,873	$5,544	$26,329	$15,587
Provision for loan losses	1,490	609	136	(1)	122	2,235	585
Noninterest income	52,493	18,070	14,290	10,689	12,097	84,853	37,571
Noninterest expense
Salaries and employee benefits	34,144	11,886	8,207	10,802	10,061	54,237	28,667
Occupancy and equipment expenses	1,686	670	766	684	618	3,122	1,756
Data processing and telecommunications expenses	660	394	330	306	347	1,384	1,119
Other noninterest expenses	3,484	2,385	2,114	1,661	1,828	7,983	5,337
Total noninterest expense	39,974	15,335	11,417	13,453	12,854	66,726	36,879
Income before income tax expense	24,038	9,693	8,490	5,110	4,665	42,221	15,694
Income tax expense	5,048	2,170	1,613	1,073	943	8,831	3,262
Net income	$18,990	$7,523	$6,877	$4,037	$3,722	$33,390	$12,432

Warehouse Lending Division
Net interest income	$3,169	$2,987	$2,690	$2,438	$2,469	$8,846	$6,650
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	560	450	379	386	503	1,389	1,635
Noninterest expense
Salaries and employee benefits	286	162	161	145	136	609	402
Occupancy and equipment expenses	2	1	1	—	2	4	2
Data processing and telecommunications expenses	41	38	30	29	30	109	93
Other noninterest expenses	27	75	68	62	69	170	176
Total noninterest expense	356	276	260	236	237	892	673
Income before income tax expense	3,373	3,161	2,809	2,588	2,735	9,343	7,612
Income tax expense	708	664	590	544	574	1,962	1,598
Net income	$2,665	$2,497	$2,219	$2,044	$2,161	$7,381	$6,014

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

SBA Division
Net interest income	$2,573	$1,182	$1,086	$1,352	$1,459	$4,841	$3,703
Provision for loan losses	(15)	178	231	112	41	394	1,025
Noninterest income	2,766	1,883	1,730	1,094	1,045	6,379	3,764
Noninterest expense
Salaries and employee benefits	1,985	735	727	699	650	3,447	2,010
Occupancy and equipment expenses	66	65	59	63	58	190	171
Data processing and telecommunications expenses	22	3	2	—	1	27	19
Other noninterest expenses	503	359	387	414	242	1,249	884
Total noninterest expense	2,576	1,162	1,175	1,176	951	4,913	3,084
Income before income tax expense	2,778	1,725	1,410	1,158	1,512	5,913	3,358
Income tax expense	584	362	296	243	317	1,242	705
Net income	$2,194	$1,363	$1,114	$915	$1,195	$4,671	$2,653

Premium Finance Division
Net interest income	$5,756	$5,160	$4,827	$3,492	$5,525	$15,743	$16,739
Provision for loan losses	965	1,575	983	1,947	703	3,523	8,513
Noninterest income	1	3	2	2,517	2	6	2,062
Noninterest expense
Salaries and employee benefits	1,424	1,320	1,305	1,441	1,447	4,049	4,250
Occupancy and equipment expenses	135	64	97	118	49	296	225
Data processing and telecommunications expenses	98	318	437	436	551	853	1,357
Other noninterest expenses	980	1,151	973	1,156	1,223	3,104	3,521
Total noninterest expense	2,637	2,853	2,812	3,151	3,270	8,302	9,353
Income before income tax expense	2,155	735	1,034	911	1,554	3,924	935
Income tax expense (benefit)	621	177	154	(336)	327	952	(233)
Net income	$1,534	$558	$880	$1,247	$1,227	$2,972	$1,168

Total Consolidated
Net interest income	$148,769	$101,651	$99,395	$99,554	$99,038	$349,815	$243,838
Provision for loan losses	5,989	4,668	3,408	3,661	2,095	14,065	13,006
Noninterest income	76,993	35,236	30,771	30,470	30,171	143,000	87,942
Noninterest expense
Salaries and employee benefits	77,633	38,331	38,332	38,969	38,414	154,296	110,163
Occupancy and equipment expenses	12,639	7,834	8,204	7,945	8,598	28,677	21,186
Data processing and telecommunications expenses	10,372	8,388	8,391	8,293	8,518	27,151	22,092
Other noninterest expenses	92,053	26,698	20,498	20,603	16,823	139,249	64,396
Total noninterest expense	192,697	81,251	75,425	75,810	72,353	349,373	217,837
Income before income tax expense	27,076	50,968	51,333	50,553	54,761	129,377	100,937
Income tax expense	5,692	12,064	11,428	7,017	13,317	29,184	23,446
Net income	$21,384	$38,904	$39,905	$43,536	$41,444	$100,193	$77,491

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (404) 240-1514